PERFOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

PIZZA INN HOLDINGS, INC. REPORTS RESULTS FOR
FOURTH QUARTER AND FULL FISCAL YEAR 2012

Company continues to expand and invest in new Pie Five concept

The Colony, Texas – September 24, 2012 -- PIZZA INN HOLDINGS, INC. (NASDAQ: PZZI)

Fourth Quarter Fiscal Year 2012 Highlights:

•	The Company opened an additional Pie Five restaurant
•	Company-owned restaurant sales increased 59.6% over the fourth quarter of fiscal 2011 to $1.9 million
•	Net income decreased $0.5 million from the fourth quarter of fiscal 2011 to a loss of $0.1 million due primarily to lower food and supply sales and the loss of deferred tax benefits
•	Compared to fourth quarter of fiscal 2011, domestic franchised buffet-style restaurant same store sales decreased 4.2% while total domestic franchised same store sales declined 4.4%
•	EBITDA decreased $0.2 million to $0.4 million

Fiscal Year 2012 Highlights:

•	The Company opened five Pie Five restaurants
•	Company-owned restaurant sales increased 45.9% to $6.1 million
•
Net income decreased $1.0 million to $0.3 million in fiscal 2012 due primarily to lower food and supply sales, higher costs associated with expanding the Pie Five concept and the loss of deferred tax benefits

•	EBITDA decreased $1.1 million to $1.8 million
•	Domestic franchised buffet-style restaurant same store sales decreased 1.0% while total domestic franchised same store sales declined 1.2%
•	A total of twelve franchised Pizza Inn restaurants were opened in fiscal 2012

FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

Pizza Inn Holdings, Inc. (NASDAQ: PZZI) today announced results for the fourth fiscal quarter and fiscal year ended June 24, 2012.  Fourth quarter net income decreased $0.5 million year over year to a loss of $0.1 million, or $0.01 per share, compared to net income of $0.4 million, or $0.05 per share, for the same quarter of the prior fiscal year.  The decline in net income was primarily attributable to lower food and supply sales and an increase in income tax expense in the fourth quarter ended June 24, 2012 when compared to the fourth quarter ended June 26, 2011. Fourth quarter revenues decreased to $10.9 million compared to $11.3 million for the same quarter of the prior fiscal year. Food and supply sales decreased by approximately $1.0 million, or 11.0%, due to a decrease in the average number of restaurants open in the current period, a 6.4% decrease in franchisee retail revenues and a decrease in non-proprietary food purchased from the Company by franchisees when compared to the prior year period. Company-owned restaurant sales increased 59.6% to $1.9 million due primarily to new store openings and partially offset the decrease in food and supply sales. Income tax expense exceeded the statutory rate during the fiscal 2012 fourth quarter due primarily to the loss of certain deferred tax benefits as a result of the cancellation of employee stock options during the quarter. During the fiscal 2011 fourth quarter, the accrual of tax benefits for foreign tax credits resulted in an income tax rate lower than statutory rates.

For the fiscal year ended June 24, 2012, net income was $0.3 million, or $0.04 per share, compared to $1.4 million, or $0.17 per share, for the prior fiscal year. The decline in net income was primarily attributable to a $1.7 million decline in food and supply sales, $0.3 million of pre-opening costs associated with the opening of five Pie Five stores during fiscal 2012, $0.1 million of costs associated with preparing the Company to support the growth of the Pie Five business and the franchising of Pizza Inn in China and an increase in income tax expense associated with changes in deferred tax attributes.  Revenues were unchanged at $43.0 million during fiscal 2012 and fiscal 2011. Domestic franchised buffet-style restaurant same store sales decreased 1.0% while total domestic franchised same store sales decreased 1.2% compared to the prior fiscal year. For fiscal 2012, Company restaurant sales increased $1.9 million, or 45.9%, to $6.1 million due to new store openings.

FOR IMMEDIATE RELEASE

Contact:
Jerry L. Trojan
Chief Financial Officer
Pizza Inn Holdings, Inc.
469-384-5000

"We continue to develop and expand our Pie Five concept with the addition of one new store opened in the fourth fiscal quarter and another opened in August,” commented Clinton Coleman, Interim President and CEO.  “We now have seven Pie Five locations open in the Dallas/Ft. Worth area and have signed leases for additional sites, with our next unit scheduled to open in Allen, Texas in October. We continue to invest in people and infrastructure in anticipation of continued development of Company-owned units of our Pie Five concept.  We are offering Pie Five franchises in all non-registration states in the U.S. and are working on registering in all other states. Furthermore, we recently entered into a new financing agreement with The F&M Bank and Trust Company which provides an additional $6.0 million of term financing for new company-owned Pie Five locations.”

“We are disappointed that our food and supply sales remained below our historical average during the fourth quarter, although the trend did improve relative to the third quarter food and supply sales pace. We continue to evaluate new initiatives for providing high-quality non-proprietary food products to our franchisees,” Mr. Coleman concluded.

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Pizza Inn Holdings.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of Pizza Inn Holdings will be achieved.

Pizza Inn Holdings, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademarks “Pizza Inn” and “Pie Five Pizza Company.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	June 24,	June 26,	June 24,	June 26,
	2012	2011	2012	2011

REVENUES:	10,872	11,328	$43,001	$43,036

COSTS AND EXPENSES:
Cost of sales	9,104	9,167	35,828	35,021
Franchise expenses	507	546	2,072	1,834
General and administrative expenses	1,108	795	4,094	3,372
Costs associated with store closure	-	-	-	319
Settlement costs	-	300	-	300
Bad debt	30	15	95	85
Interest expense	39	16	110	65
	10,788	10,839	42,199	40,996

INCOME FROM CONTINUING
OPERATIONS BEFORE TAXES	84	489	802	2,040

Income taxes	167	67	419	621

INCOME FROM
CONTINUING OPERATIONS	(83)	422	383	1,419

Loss from discontinued operations, net of taxes	(16)	(15)	(61)	(62)

NET INCOME	$(99)	$407	$322	$1,357

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - BASIC:
Income from continuing operations	$(0.01)	$0.05	$0.05	$0.18
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Net income	$(0.01)	$0.05	$0.04	$0.17

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - DILUTED:
Income from continuing operations	$(0.01)	$0.05	$0.05	$0.18
Loss from discontinued operations	$(0.00)	$(0.00)	$(0.01)	$(0.01)
Net income	$(0.01)	$0.05	$0.04	$0.17

Weighted average common
shares outstanding - basic	8,021	8,011	8,017	8,011

Weighted average common
shares outstanding - diluted	8,143	8,033	8,194	8,019

PIZZA INN HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 24, 2012	June 26, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$590	$949
Accounts receivable, less allowance for doubtful
accounts of $253 and $162, respectively	3,098	3,128
Inventories	1,852	1,829
Income tax receivable	431	553
Deferred income tax assets	1,078	822
Prepaid expenses and other	256	232
Total current assets	7,305	7,513

LONG-TERM ASSETS
Property, plant and equipment, net	4,794	3,196
Long-term notes receivable	27	51
Deposits and other	372	392
	$12,498	$11,152
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,562	$2,103
Accrued expenses	1,756	1,557
Deferred revenues	200	202
Bank debt	765	333
Total current liabilities	4,283	4,195

LONG-TERM LIABILITIES
Bank debt, net of current portion	977	482
Deferred tax liability	699	360
Deferred revenues, net of current portion	125	165
Deferred gain on sale of property	84	109
Other long-term liabilities	22	-
Total liabilities	6,190	5,311

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 15,140,319 and 15,130,319 shares, respectively; outstanding 8,020,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	9,154	9,009
Retained earnings	21,639	21,317
Treasury stock at cost 7,119,400 shares	(24,636)	(24,636)
Total shareholders' equity	6,308	5,841
	$12,498	$11,152

PIZZA INN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Year Ended
	June 24,	June 26,	June 24,	June 26,
	2012	2011	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$(99)	$407	$322	$1,357
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation and amortization	283	162	946	851
Provision for bad debt	26	(86)	91	(16)
Stock compensation expense	17	30	121	103
Deferred income taxes	37	121	83	310
Changes in operating assets and liabilities:
Notes and accounts receivable	333	201	(61)	(433)
Income tax receivable	122	(491)	122	(491)
Inventories	(163)	(122)	(23)	(340)
Prepaid expenses and other	133	(152)	(42)	(282)
Accounts payable - trade	(539)	432	(541)	320
Accrued expenses	138	172	154	189
Cash provided by operating activities	288	674	1,172	1,568

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(274)	(345)	(2,482)	(1,865)
Cash used for investing activities	(274)	(345)	(2,482)	(1,865)

CASH FLOWS FROM FINANCING ACTIVITIES:

Borrowings of bank debt	-	10	1,795	670
Repayments of bank debt	(119)	(94)	(868)	(185)
Proceeds from exercise of stock options	1	-	24	-

Cash provided by financing activities	(118)	(84)	951	485

Net (decrease) increase in cash and cash equivalents	(104)	245	(359)	188
Cash and cash equivalents, beginning of period	694	704	949	761
Cash and cash equivalents, end of period	$590	$949	$590	$949

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$81	$65	$26	$16
Income taxes - net	$6	$670	$(31)	$160

PIZZA INN HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Year Ended
	June 24,	June 26,	June 24,	June 26,
	2012	2011	2012	2011

Net Income	$(99)	$407	$322	$1,357
Interest Expense	39	16	110	65
Taxes	167	67	419	621
Depreciation and Amortization	296	162	946	851
EBITDA	$403	$652	$1,797	$2,894